EXHIBIT 23(b)


                           INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement (Form S-3) of Texas Utilities Company of our report dated August 12, 1998, appearing in the Current Report (Form 8-K) of Texas Utilities Company dated December 10, 1998, and to the reference to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.

          /s/ Ernst & Young

          ERNST & YOUNG

          London, England
          December 10, 1998